UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2014

National Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12629	36-4128138
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

410 Park Avenue, 14th Floor, New York, NY		10022
(Address of Principal Executive Offices)		(Zip Code)

(212) 417-8000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported on the Current Report on Form 8-K of National Holdings Corporation, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on June 6, 2014, the Company executed and delivered a settlement agreement, dated as of June 6, 2014 (the “Settlement Agreement”), with Iroquois Master Fund Ltd. and certain entities and individuals listed on the signature page thereto (collectively, “Iroquois”) to settle a potential proxy contest pertaining to the election of directors to the Company’s Board of Directors (the “Board”) at its 2014 Annual Meeting of Stockholders, a description of the Settlement Agreement is set forth in such Current Report on Form 8-K and is incorporated by reference herein. Consistent with the terms of the Settlement Agreement, (i) effective immediately following the Company’s 2014 Annual Meeting of Stockholders, Leonard Sokolow resigned as a class III director of the Company, and (ii) effective immediately following the 2014 Annual Meeting of Stockholders, the Board appointed Richard Abbe as a class III director of the Company to fill a vacancy on the Board. Mr. Abbe will serve as a member of the Corporate Governance Committee of the Board and the Strategy Committee of the Board.

As compensation for his service on the Board, Mr. Abbe will receive the Company's standard compensation for non-employee directors. Other than the Settlement Agreement, there are no arrangements or understandings between Mr. Abbe and any other persons pursuant to which Mr. Abbe was named a director of the Company. Mr. Abbe does not have (i) any family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer or (ii) any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

The foregoing summary of the Settlement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Settlement Agreement, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 6, 2014 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 28, 2014, the Company held its 2014 Annual Meeting of Stockholders. There were 123,246,888 shares of common stock entitled to be voted. There were 105,049,554 shares of common stock voted in person or by proxy. The following matters were voted upon and the results of the voting were as follows:

(1)     A proposal to elect five (5) class I directors to serve until the 2017 Annual Meeting of Stockholders and until their successors are elected and qualified or until death, resignation or removal. The nominees, Joshua Silverman, Robert B. Fagenson, William Lerner, James Ciocia and Frederick Wasserman, were elected to serve as class I directors. The results of the voting were as follows:

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Joshua Silverman	73,760,262	1,975,038	97,243	-
Robert B Fagenson	74,075,097	1,656,753	100,693	-
William Lerner	75,397,644	330,989	113,910	-
James Ciocia	71,933,447	458,412	3,440,864	-
Frederick Wasserman	75,401,848	336,219	94,476	-

(2)     A proposal to approve an amendment to the Company’s certificate of incorporation to increase the total number of authorized shares of common stock, par value $0.02 per share, from 150,000,000 shares to 250,000,000 shares. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
93,771,001	4,520,889	1,757,654	-

(3)     A proposal to approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split of the Common Stock at a split ratio of not less than one-for-eight and not more than one-for-twenty, to be effective, if at all, at such time as the Board shall determined in its sole discretion:

Votes For	Votes Against	Abstentions	Broker Non-Votes
89,685,447	12,710,960	2,653,117	-

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits:

10.1

Investors Settlement Agreement, dated as of June 6, 2014, by and among National Holdings Corporation and the entities and individuals listed on the signature page therein (incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by National Holdings Corporation with the SEC on June 6, 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Holdings Corporation
(Registrant)

Date: July 29, 2014	By:	/s/ Mark D. Klein
Mark D. Klein
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Investors Settlement Agreement, dated as of June 6, 2014, by and among National Holdings Corporation and the entities and individuals listed on the signature page therein (incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by National Holdings Corporation with the SEC on June 6, 2014)